Exhibit 5.1
OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP AS TO THE LEGALITY OF THE SECURITIES OFFERED
[ ], 2008
Mechanical Technology, Incorporated
431 New Karner Road
Albany, New York 12205
     Re: Mechanical Technology, Incorporated Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as special counsel to Mechanical Technology, Incorporated, a New York corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-149920, the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the sale by the Company of [8,050,000] units, including [1,050,000] units that the underwriters will have a right to purchase from the Company to cover over-allotments, if any (collectively, the “Units”), each Unit consisting of (i) one (1) share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) one (1) warrant to purchase [___] share[s] of Common Stock at an exercise price of $[___] per share (the “Warrants”). The shares of Common Stock issuable upon the exercise of the Warrants are referred to in this opinion as the “Warrant Shares”.
     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies of (a) certain resolutions of the board of directors of the Company and certain resolutions of the pricing committee of the board of directors of the Company, (b) the Company’s certificate of incorporation, as amended and restated and filed with the Commission as an exhibit to the Company’s Form 10-k report for year ended December 31, 2007, on March 27, 2008, as further amended and filed with the Commission as an exhibit to the Company’s Form 8-k report on May 15, 2008 (c) the Company’s by-laws, as amended and restated, filed with the Commission as an exhibit to the Company’s Form 8-k report, on December 14, 2007, (d) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, and Merriman Curhan Ford & Co. and Ardour Capital Investments, LLC, as underwriters, filed with the Commission as of the date hereof, (e) a specimen certificate representing the Warrants, in the form filed with the Commission as of the date hereof, and (f) the Registration Statement in the form filed with the Commission as of the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and that each of the documents identified in clauses (b), (c), (d), (e) and (f) of the preceding paragraph will be, or has been, entered into or filed or adopted as appropriate. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.
     Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. The issuance and sale of the Common Stock and the Warrants to be purchased by the Underwriters from the Company have been duly authorized and, upon delivery against payment therefor as contemplated by the Underwriting Agreement, will be validly issued and, in the case of the Shares, fully paid and nonassessable.
     2. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and the Warrant Shares, when issued by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP